Exhibit 99.1

3033 Campus Drive Suite E490 Plymouth, MN 55441 www.mosaicco.com	Tel 800-918-8270 Fax 763-577-2986

Press Release

MEDIA CONTACT:	Linda Thrasher, 763-577-2864

INVESTOR CONTACT:	Douglas Hoadley, 763-577-2867

MOSAIC ANNOUNCES PROPOSED SENIOR NOTES OFFERING

PLYMOUTH, MN, November 7, 2006 – The Mosaic Company (NYSE: MOS) announced today that it intends to offer a total of approximately $950 million aggregate principal amount of new senior notes due 2014 and 2016. Mosaic intends to use the net proceeds from the offering, together with term borrowings of approximately $1,050 million under proposed amended and restated senior secured credit facilities, to finance previously announced tender offers by two of its subsidiaries for certain of their debt securities and to refinance outstanding borrowings in the aggregate principal amount of $344.7 million under its existing term loan B facility.

The offering of the new senior notes will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in reliance on Regulation S under the Securities Act. The new senior notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. For the global agriculture industry, Mosaic is a single source of phosphates, potash, nitrogen fertilizers and feed ingredients. More information on the company is available at www.mosaicco.com.

Certain statements in this press release are forward-looking statements. Forward looking statements include, among other things, statements about our expectations, beliefs, intentions or strategies for the future, statements concerning our future operations, financial conditions and prospects, and any statement of assumptions underlying any of the foregoing. In particular, forward-looking statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “potential,” “predict,” “project” or “should.” The forward-looking statements contained herein reflect our current views with respect to future events, are based on information currently available to us and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks including, but not limited to, changes in policy by foreign governments; changes in environmental and other governmental regulation; the ability to successfully integrate the former operations of Cargill Crop Nutrition and IMC Global Inc. and the ability to fully realize the expected cost savings from their business combination within expected time frames; adverse weather conditions affecting operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of closure of the South Pierce, Green Bay and Fort Green facilities differing from management’s current estimates; realization of management’s expectations regarding reduced raw material or operating costs, reduced capital expenditures and improved cash flow and anticipated time frames for the closures and the ability to obtain any requisite waivers or amendments from regulatory agencies with oversight of The Mosaic Company or its phosphate business; accidents involving our operations, including mine fires, floods and potential explosions or releases of hazardous or volatile chemicals; our ability to enter into the amended and restated credit agreement and to complete the sale of the new senior notes; and the ability of our subsidiaries to successfully complete the tender offers for debt securities, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.